EXHIBIT 5.1

October 29, 2014

Teleflex Incorporated

550 East Swedesford Road, Suite 400

Wayne, Pennsylvania 19087

Re:	Teleflex Incorporated Registration Statement on Form S-8 Relating to the Teleflex Incorporated 2014 Stock Incentive Plan

Ladies and Gentlemen:

I am Associate General Counsel of Teleflex Incorporated, a Delaware corporation (the “Company”), and have acted as counsel to the Company in connection with the preparation and filing with the Securities and Exchange Commission (the “SEC”) of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to 5,450,000 shares (the “Shares”) of the Company’s common stock, $1.00 par value, issuable under the Teleflex Incorporated 2014 Stock Incentive Plan (the “Plan”).

In connection with this opinion letter, I have examined the Registration Statement and originals, or copies certified or otherwise identified to my satisfaction, of (i) the Restated Certificate of Incorporation of the Company, as amended, (ii) the Bylaws of the Company, (iii) the corporate proceedings authorizing the issuance of the Shares pursuant to the Plan, (iv) the Plan, and (v) such other documents, records and instruments as I have deemed appropriate for purposes of the opinion set forth herein.

I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to me as originals, the conformity with the originals of all documents submitted to me as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to me as copies.

Based upon the foregoing, I am of the opinion that the Shares to be originally issued to participants under the Plan are duly authorized and, when issued in accordance with the terms of the Plan and the terms of any other agreements issued pursuant to the Plan and relating to such issue, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the Delaware General Corporation Law.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to me under Item 5 of the Registration Statement. In giving such consent, I do not hereby admit that I am acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Daniel V. Logue

Daniel V. Logue

Associate General Counsel